UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 26, 2026

Avidity Biosciences, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware	001-39321	46-1336960
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3020 Callan Road

San Diego, CA 92121

(Address of principal executive offices) (Zip Code)

(858) 401-7900

(Registrant’s telephone number, include area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RNAM	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At a special meeting of stockholders of Avidity Biosciences, Inc. (“Avidity” or the “Company”) held virtually via live webcast on February 26, 2026 (the “Special Meeting”), the Company’s stockholders voted in favor of the proposals identified in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 30, 2026, as amended and supplemented, including the proposal to adopt the Merger Agreement and the Separation Agreement (each as defined below).

As of the record date, January 29, 2026, there were 154,740,172 shares of Company common stock eligible to be voted at the Special Meeting. At the Special Meeting, 123,715,570 shares, or approximately 79.95% of all outstanding shares of Company common stock eligible to be voted at the Special Meeting, were present either in person or by proxy. The final results for the votes regarding each proposal are set forth below.

Proposal 1: The Transactions Proposal

To adopt (i) the Agreement and Plan of Merger, dated as of October 25, 2025 (the “Merger Agreement”), among Novartis AG, a company limited by shares (Aktiengesellschaft) incorporated under the laws of Switzerland (“Novartis” or “Parent”), Ajax Acquisition Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent, and the Company, and (ii) the Separation and Distribution Agreement, dated as of October 25, 2025 (the “Separation Agreement”), among the Company, Bryce Therapeutics, Inc., a newly formed Delaware corporation and wholly owned subsidiary of the Company, and which on December 8, 2025, changed its name to Atrium Therapeutics, Inc. (“SpinCo”), and Parent (with respect to certain sections therein).

The following votes were cast at the Special Meeting (in person or by proxy) and the proposal was approved:

Votes For	Votes Against	Abstentions	Broker Non-Votes
123,351,048	8,090	60,331	296,100

Proposal 2: The Adjournment Proposal

To approve the adjournment of the Special Meeting, if necessary, desirable or appropriate or to solicit additional proxies if, at the time of the Special Meeting, there are an insufficient number of votes in favor of adopting the Transactions Proposal.

This proposal was not voted upon at the Special Meeting, since there were sufficient votes to approve the Transactions Proposal.

Proposal 3: The Non-Binding Merger-Related Compensation Proposal

To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the transactions contemplated by the Merger Agreement and the Separation Agreement (the “Transactions”).

The following advisory votes were cast at the Special Meeting (in person or by proxy) and the Non-Binding Merger-Related Compensation Proposal was approved:

Votes For	Votes Against	Abstentions	Broker Non-Votes
101,383,553	21,654,186	381,730	296,100

No other business properly came before the Special Meeting.

The approval of the Transactions Proposal satisfies the stockholder vote condition to the consummation of the Transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIDITY BIOSCIENCES, INC.

Dated: February 26, 2026	By:	/s/ Michael F. MacLean
Michael F. MacLean
Chief Financial Officer